UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 22, 2014

Date of Report (Date of earliest event reported)

BRAZIL INTERACTIVE MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26108	94-2901715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3457 Ringsby Court, Unit 111, Denver, Colorado 80216-4900

 (Address of principal executive offices)  (Zip Code)

(720) 466-3789

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K contains "forward-looking statements" which are not purely historical and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects. These forward-looking statements are made as of the date of this Current Report, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this Current Report are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. For more information, please visit www.sec.gov.

Item 1.01

Entry Into a Material Definitive Agreement

On September 22, 2014, Brazil Interactive Media, Inc., through its Hollister & Blacksmith (d/b/a American Cannabis Company) division (the “Company”), entered into a Production and Distribution Agreement (the “Agreement”) with Coast of Main Organic Products Inc. (“COM”), whereby COM will manufacture, blend and distribute the Company’s SoHum Living Soils™, which is a propriety formula designed to provide time released macronutrients and micronutrients for use in medical-grade cannabis production. The Company will sell SoHum Living Soils™ in retail bags and bulk sales to its current 500 retail clients.

Pursuant to the Agreement, COM will be the Company’s exclusive manufacturer and non-exclusive distributor of the Company’s SoHum Living Soils™, providing the Company with the full revenue stream on sales of its product. The Agreement will renew annually for five (5) years, and the parties agree to use their best efforts to achieve increasing annual target sales, as further set forth in the Agreement.

In addition, the parties are bound by mutual non-disclosure terms throughout the term of the Agreement, and for five (5) years after its termination. The Agreement also provides that COM will not produce or sell any similar products under another label or distribution relationship during the term of the Agreement and for two (2) years after its termination.

The foregoing summary of the Agreement and the transactions contemplated thereby do not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 22, 2014, Michael Novielli and Themistocles Psomiadis resigned from their positions as members of the board of directors of the Company. The resignations were not for cause or due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Also on September 22, 2014, the Company’s board of directors appointed Ellis Smith and Anthony Baroud to serve as members of the board of directors, to fill the vacancies created by the resignations of Messrs. Novielli and Psomiadis.

On September 10, 2014, the Company filed with the Securities and Exchange Commission and transmitted to our stockholders of record an Information Statement on Schedule 14F-1, disclosing the anticipated change in majority control of our board of directors, including the biographical information for Messrs. Smith and Baroud. The resignations of Messrs. Novielli and Psomiadis as directors of the Company, and the election of Messrs. Smith and Baroud as directors of the Company, became effective no less than 10 days after the Company filed the Information Statement on Schedule 14F-1.

Messrs. Smith and Baroud have no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships among our directors and officers.

Item 8.01

Other Events

On September 25, 2014, the Company issued a press release tilted, “American Cannabis Company Signs Licensing Manufacturing Agreement and Develops Strategy to Service North America with its Proprietary SoHum Living Soils™”. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

10.1 Production and Distribution Agreement, dated September 22, 2014, by and between Hollister & Blacksmith Inc. and Coast of Main Organic Products Inc.

99.1 Press Release tilted “American Cannabis Company Signs Licensing Manufacturing Agreement and Develops Strategy to Service North America with its Proprietary SoHum Living Soils™”, dated September 25, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brazil Interactive Media, Inc.

Date: September 25, 2014	By:	/s/ Corey Hollister
Corey Hollister
Chief Executive Officer